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                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:



[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                             CAMBREX CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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[CAMBREX LOGO]

Cambrex Corporation
One Meadowlands Plaza
East Rutherford, NJ 07073

March 31, 2004

Dear Shareholder:

     We wish to clarify a statement in our Proxy Statement dated March 22, 2004, which you have recently received. In the section captioned Record Date and Voting Rights there is a statement that on the "...record date there were outstanding and entitled to vote 28,708,152 shares of Common Stock and each such share is entitled to one vote." Such number was calculated to include 2,622,475 shares held in the Company's treasury which are not entitled to vote. Accordingly, the number of Company shares outstanding and entitled to vote on the matters to be presented at the upcoming Annual Meeting are 26,085,677.

     If you have already submitted a proxy on any matter presented at the upcoming Annual Meeting and wish to change your vote you may do so at any time before the Annual Meeting by giving another proxy bearing a later date or by notifying the Company in writing of such revocation or by a vote in person at the Annual Meeting. If your require an additional proxy card, please contact my office at the Company's address above and one will be furnished to you promptly.

     We apologize for any inconvenience which may have been caused.

Very truly yours,

Peter E. Thauer,
Secretary